UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K12B

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015 (June 5, 2015)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On June 5, 2015, PDC Energy, Inc., a Nevada corporation (“PDC Nevada”), completed a reincorporation to the State of Delaware (the “Reincorporation”) pursuant to a Plan of Conversion (the “Plan of Conversion”) approved by its stockholders at the annual meeting of stockholders held on June 4, 2015. As used herein, the “Company” refers to PDC Energy, Inc., a Delaware corporation.

The Reincorporation was accomplished by filing (i) articles of conversion (the “Articles of Conversion”) with the Nevada Secretary of State, (ii) a certificate of conversion (the “Certificate of Conversion”) with the Delaware Secretary of State, and (iii) a certificate of incorporation (the “Delaware Certificate of Incorporation”) with the Delaware Secretary of State. In connection with the Reincorporation, the Company’s Board of Directors adopted new bylaws (the “Delaware Bylaws”), effective upon completion of the Reincorporation.

Upon the effectiveness of the Reincorporation:

•	the affairs of the Company ceased to be governed by Nevada’s corporation laws and became subject to Delaware’s corporation laws, and the Company’s prior Articles of Incorporation and prior Bylaws were replaced by the Delaware Certificate of Incorporation and Delaware Bylaws, respectively;

•	the Company is (i) deemed to be the same entity as PDC Nevada for all purposes under the laws of the State of Delaware, (ii) continues to have all of the rights, privileges and powers of PDC Nevada, except for such changes that result from being subject to Delaware law and becoming subject to the Delaware Certificate of Incorporation and Delaware Bylaws, (iii) continues to possess all of the properties of PDC Nevada and (iv) continues to have all of the debts, liabilities and obligations of PDC Nevada;

•	each outstanding share of PDC Nevada’s common stock converted to an outstanding share of the Company’s common stock;

•	each outstanding option, warrant or other right to acquire shares of the PDC Nevada’s common stock converted to an outstanding option, warrant or other right to acquire shares of the Company’s common stock;

•	each employee benefit plan, incentive compensation plan or other similar plan of PDC Nevada continues to be an employee benefit plan, incentive compensation plan or other similar plan of the Company; and

•	each director or officer of PDC Nevada continues to hold his or her respective office with the Company.

The foregoing description of the Reincorporation, the Plan of Conversion, the Articles of Conversion, the Certificate of Conversion, the Delaware Certificate of Incorporation, and the Delaware Bylaws does not purport to be complete. The summaries included herein are qualified in their entirety by reference to the full text of the Plan of Conversion, the Articles of Conversion, the Certificate of Conversion, the Delaware Certificate of Incorporation, and the Delaware Bylaws, copies of which are filed herewith as Exhibits and incorporated herein by reference. Certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Delaware Certificate of Incorporation and Delaware Bylaws and the changes in rights of the Company’s stockholders as a result of the Reincorporation is set forth in Proposal No. 4 of the Company’s Definitive Proxy Statement filed with the SEC on April 20, 2015, which is incorporated in its entirety herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 3.03 is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the completion of the Reincorporation and by operation of Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s shares of common stock are deemed registered under Section 12(b) of the Exchange Act and the Company has succeeded to PDC Nevada’s attributes as the registrant with respect thereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Plan of Conversion, dated June 5, 2015, by PDC Energy, Inc.

3.1	Certificate of Incorporation of PDC Energy, Inc.

3.2	Bylaws of PDC Energy, Inc.

4.1	Form of Common Stock Certificate of PDC Energy, Inc.

99.1	Certificate of Conversion, effective June 5, 2015.

99.2	Articles of Conversion, effective June 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Plan of Conversion, dated June 5, 2015, by PDC Energy, Inc.

3.1	Certificate of Incorporation of PDC Energy, Inc.

3.2	Bylaws of PDC Energy, Inc.

4.1	Form of Common Stock Certificate of PDC Energy, Inc.

99.1	Certificate of Conversion, effective June 5, 2015.

99.2	Articles of Conversion, effective June 5, 2015.